Exhibit 4.2

EXECUTION COPY

AMENDED AND RESTATED
RECEIVABLES SALE AGREEMENT

among

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,

as a Seller,

GENERAL ELECTRIC CAPITAL CORPORATION,

as a Seller,

BRUNSWICK ACCEPTANCE COMPANY, LLC,

as a Seller,

POLARIS ACCEPTANCE,

as a Seller,

and

CDF FUNDING, INC.,

as Buyer

Dated as of July 11, 2014

Amended and Restated Receivables Sale Agreement

-i-	Amended and Restated Receivables Sale Agreement

Table of Contents

(continued)

		Page

Section 7.11	No Setoff	33
Section 7.12	Further Assurances	33
Section 7.13	Accounting Changes	34
Section 7.14	No Indirect or Consequential Damages	34
Section 7.15	CDF and BAC	34

SCHEDULES

SCHEDULE 1	List of Accounts

SCHEDULE 6.1(a)(ii)	Sellers’ UCC Information

SCHEDULE 6.1(a)(viii)	Perfection Representations and Warranties

EXHIBITS

EXHIBIT A	Form of Assignment

EXHIBIT B	Form of Reassignment

EXHIBIT C	Form of Opinion of Counsel with Respect to Addition of Additional Accounts

-ii-	Amended and Restated Receivables Sale Agreement

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of July 11, 2014 (this “Agreement”), among GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Delaware corporation, as a Seller, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Seller, BRUNSWICK ACCEPTANCE COMPANY, LLC, a Delaware limited liability company, as a Seller, POLARIS ACCEPTANCE, an Illinois general partnership, as a Seller, and CDF FUNDING, INC., a Delaware corporation, as Buyer (“Buyer”).

WHEREAS, the Sellers and Buyer are party to the Receivables Sale Agreement, dated as of August 12, 2004, as amended by Amendment No. 1 to Receivables Sale Agreement, dated as of May 5, 2005, Amendment No. 2 to Receivables Sale Agreement, dated as of August 10, 2006, Amendment No. 3 to Receivables Sale Agreement, dated as of November 9, 2006, Amendment No. 4 to Receivables Sale Agreement, dated as of April 26, 2007, Amendment No. 5 to Receivables Sale Agreement, dated as of January 1, 2010, Amendment No. 6 to Receivables Sale Agreement, dated as of December 6, 2010, Amendment No. 7 to Receivables Sale Agreement, dated as of March 1, 2011, Amendment No. 8 to Receivables Sale Agreement, dated as of December 16, 2011, Amendment No. 9 to Receivables Sale Agreement, dated as of July 17, 2012, and Amendment No. 10 to Receivables Sale Agreement, dated as of April 17, 2013 (as so amended, the “Existing Receivables Sale Agreement”); and

WHEREAS, the Sellers and Buyer desire to amend and restate the Existing Receivables Sale Agreement as set forth herein;

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1           Definitions.

“Account” means each Initial Account and each Additional Account. The term Account includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Cut-Off Date. An Originator may combine two or more existing Accounts and, for the avoidance of doubt, the resulting revolving credit arrangement shall continue to be an Account hereunder. An Originator may also change the account number (or other alpha-numeric identifier) associated with any Account and for the avoidance of doubt, the related financing arrangement shall continue to be an Account hereunder.

Amended and Restated Receivables Sale Agreement

“Account Schedule” means a computer file or microfiche list or other list delivered by a Seller to Buyer containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to Buyer) and setting forth the receivables balance and, in the case of any Designated ABL Account, the related Sold Percentage for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) in the case of an Account Schedule relating to Removed Accounts (other than Removed Accounts that became Inactive Accounts), the Removal Cut-Off Date or (iii) the date specified therein, in the case of any other Account Schedule. Notwithstanding the foregoing, the initial Account Schedule does not set forth receivables balances, and any failure to set forth receivables balances in such a file or list shall not impair the file’s or list’s effectiveness as an Account Schedule.

“Accounting Changes” means, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred by such Person’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

“Accounts Receivable” means, with respect to any Dealer, all amounts shown on such Dealer’s records as amounts payable by a customer (which customer may be a Dealer) in respect of goods or services sold by such Dealer to such customer.

“Accounts Receivable Business” means the extensions of credit made by an Originator to Dealers in order to finance the Accounts Receivable of such Dealers.

“Accounts Receivable Financing Agreement” means an accounts receivable financing agreement or accounts receivable purchase agreement entered into by an Originator with a Dealer in connection with the Accounts Receivable Business.

“Addition Cut-Off Date” means, as to any Additional Account, the date specified as such in the related Assignment.

“Addition Date” means, as to any Additional Account, the date specified as such in the related Assignment.

“Additional Accounts” is defined in Section 2.6(a).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Reassignment Amount” means, for any reassignment of the Transferred Receivables pursuant to Section 6.1(e), the Purchase Prices paid for such Transferred Receivables, less all Collections in respect of such Transferred Receivables received by Buyer.

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“Agreement” is defined in the preamble.

“Agreement Termination Date” is defined in Section 7.4.

“Asset Based Lending Business” means the extensions of credit made by an Originator to Dealers in order to provide loans based on the value of certain assets of such Dealers.

“Asset Based Lending Financing Agreement” means an asset based lending financing agreement entered into by an Originator and a Dealer in connection with the Asset Based Lending Business.

“Assignment” is defined in Section 2.6(c).

“Authorized Officer” means (a) with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer or employee of such corporation or trustee of such trust specifically authorized in resolutions of the Board of Directors of such corporation or trustee of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by or in connection with this Agreement, and (b) with respect to a limited liability company, an officer or manager of such limited liability company.

“BAC” means Brunswick Acceptance Company, LLC, a Delaware limited liability company.

“BAC Transferred Assets” is defined in Section 7.15.

“Bankruptcy Event” means, as to any Person, any of the following events: (a) a case or proceeding shall have been commenced against such Person seeking a decree or order in respect of such Person (i) under any Debtor Relief Law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; or (b) such Person shall (i) file a petition seeking relief under any Debtor Relief Law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or statutory trust action in furtherance of any of the foregoing.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or any other State designated by the Buyer from time to time; provided that as of the Closing Date the Buyer will be deemed to have designated the State of Connecticut for purposes of this definition.

“Buyer” is defined in the preamble.

3	Amended and Restated Receivables Sale Agreement

“CDF” means GE Commercial Distribution Finance Corporation, a Delaware corporation.

“Closing Date” means August 12, 2004.

“Collateral Security” means, with respect to any Receivable, (i) the security interest, if any, granted by or on behalf of the related Dealer in the related Primary Collateral for such Receivable, but does not include secondary collateral such as personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit and (ii) all Records in respect of such Receivable.

“Collections” means, with respect to any Receivable, without duplication, the sum of (a) all payments by or on behalf of Dealers received in respect of such Receivable (including proceeds from the realization upon any Collateral Security) in the form of cash, checks, wire transfers or any other form of payment, (b) all payments deemed to be collections by or on behalf of Dealers received in respect of such Receivable and (c) amounts received under or in connection with any Credit Insurance in respect of such Receivable; provided that any such amounts received up to the Reimbursement Amount with respect to a Credit Insurance Receivable shall be deemed not to be Collections or otherwise Collateral Security for any purposes hereof.

“Credit and Collection Policies” means, with respect to an Account of a Seller, such Seller’s policies and procedures relating to the Receivables, including the policies and procedures for determining the creditworthiness of Dealers and the extension of credit to Dealers, and relating to the maintenance of Accounts and collection of Receivables, as such policies and procedures may be amended from time to time.

“Credit Insurance” means credit insurance or other similar credit enhancement with respect to a Receivable supporting payment of such Receivable or the creditworthiness of the related Dealer.

“Credit Insurance Receivable” means, at any time, any Receivable that is then covered by Credit Insurance.

“Dealer” means a Person engaged generally in the business of purchasing consumer or commercial goods from a manufacturer or distributor thereof and holding such goods for sale or lease in the ordinary course of business or a Person engaged generally in the business of manufacturing or distributing consumer or commercial goods for sale to Dealers in the ordinary course of business.

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

4	Amended and Restated Receivables Sale Agreement

“Defaulted Receivables” on any Determination Date means all Receivables in an Account which are charged off as uncollectible in accordance with the Credit and Collection Policies of the applicable Seller on or prior to such Determination Date in respect of the immediately preceding Monthly Period.

“Delayed Funding Receivable” means a Receivable in respect of which the related Floorplan Agreement permits an Originator to delay payment of the purchase price of the related Product to the Manufacturer for a specified period after the invoice date for such Product; provided that such Receivable shall be a Delayed Funding Receivable only until such Originator funds the payment of such purchase price.

“Delinquent Receivables” means (a) Receivables that have been SAU for at least thirty-one (31) days or (b) Receivables for which any principal or non-principal payment by the related Dealer is more than sixty (60) days past due in accordance with the Credit and Collection Policies.

“Designated ABL Account” means an Account designated as such in the related Assignment, in which a Seller shall transfer Receivables in an amount equal to the applicable Sold Percentage of the Principal Receivables arising thereunder, and the related Non-Principal Receivables.

“Designated Participation Interest” is defined in Section 2.6(b).

“Determination Date” means the second Business Day preceding each Payment Date.

“Eligible Account” means a revolving credit arrangement payable in U.S. dollars between an Originator and a Dealer, which arrangement, as of the date of determination with respect thereto: (a) is in favor of a Dealer (i) which is doing business in the United States, (ii) which has not been identified by a Seller as being the subject of any voluntary or involuntary bankruptcy proceeding or liquidation proceeding, and (iii) in which neither GE Capital nor any Affiliate thereof has an equity investment; (b) is serviced by a Seller or an Affiliate thereof and, in the case of any Syndicated Financing Agreement for which a lender agent has been appointed for the lenders party thereto, a Seller or an Affiliate thereof, is the lender agent; and (c) arises under a Financing Agreement that is in full force and effect.

“Eligible Receivable” means a Receivable:

(a)          that has arisen under an Eligible Account;

(b)          that was created in compliance with the Credit and Collection Policies and all Requirements of Law applicable to the related Originator, other than those Requirements of Law the failure to comply with would not have a material adverse effect on Buyer or any of its creditors or assigns, and pursuant to a Financing Agreement that complies with all Requirements of Law applicable to the related Originator, other than those Requirements of Law the failure to comply with would not have a material adverse effect on Buyer or any of its creditors or assigns;

5	Amended and Restated Receivables Sale Agreement

(c)          with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or made by the related Originator in connection with the creation of such Receivable or the execution, delivery and performance by the related Originator of the related Financing Agreement, have been duly obtained or made and are in full force and effect as of the date of creation of such Receivable, but failure to comply with this clause (c) shall not cause a Receivable not to be an Eligible Receivable if, and to the extent that, the failure to so obtain or make any such consent, license, approval, authorization or registration would not have a material adverse effect on Buyer or its assigns;

(d)          as to which, at the time of its transfer to Buyer, the applicable Seller will have good and marketable title free and clear of all Liens (other than Permitted Encumbrances);

(e)          that is the subject of a valid transfer and assignment from the applicable Seller to Buyer of all of such Seller’s right, title and interest therein;

(f)          that at and after the time of transfer to Buyer is the legal, valid and binding payment obligation of the Dealer thereof, legally enforceable against such Dealer in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws, and by general principles of equity (whether considered in a suit at law or in equity);

(g)          that constitutes an “account”, “chattel paper” or “general intangible” within the meaning of UCC Section 9-102;

(h)          as to which, at the time of its transfer to Buyer, the applicable Seller has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to Buyer, impair Buyer’s rights therein (other than Permitted Encumbrances);

(i)          that, at the time of its transfer to Buyer, has not been waived or modified except as permitted by this Agreement;

(j)          that, at the time of its transfer to Buyer is not subject to any right of rescission, setoff, counterclaim or any other defense of the Dealer (including the defense of usury), other than defenses arising out of Debtor Relief Laws and except as the enforceability of such Receivable may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the applicable Seller makes an adjustment pursuant to Section 2.5;

(k)          as to which, at the time of its transfer to Buyer, the applicable Seller has satisfied all obligations to be fulfilled by such Seller under the related Financing Agreement as of the time it is transferred to Buyer; and

6	Amended and Restated Receivables Sale Agreement

(l)          which at the time of transfer to Buyer is secured by, inter alia, a first priority perfected security interest (whether by prior filing, purchase money security interest, subordination agreement from prior filers or otherwise) in the Primary Collateral unless any of the Financing Agreement, the credit approval for the related Receivable or the Seller’s Credit and Collection Policies would not require a first priority perfected security interest in the Primary Collateral (except that such security interest need not be a first priority perfected security interest if (x) in the case of a Receivable arising in an Account for which the maximum credit line is five million dollars ($5,000,000) or less (provided, that the aggregate amount of Receivables that are permitted to be Eligible Receivables pursuant to this clause (x) shall not exceed a maximum amount as shall be specified by the Buyer from time to time), or (y) in the case of any other Receivable or Receivables, the Buyer shall have consented thereto).

Nothing in this definition shall prevent any Delayed Funding Receivable from being an Eligible Receivable.

“Excluded Credit Arrangement” is defined in the definition of “Permitted Syndicated Financing Agreement Lien.”

“Existing Receivables Sale Agreement” is defined in the Preamble.

“Filing” is defined in Schedule 6.1(a)(viii).

“Financing Agreement” means a Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement, including, for the avoidance of doubt, any such agreement that is a Syndicated Financing Agreement.

“Floorplan Agreement” means an agreement entered into by an Originator and a Manufacturer establishing certain terms and conditions for the financing of such Manufacturer’s Dealers by such Originator, which may include such Manufacturer’s agreement, among other matters, to repurchase from, or remarket for, such Originator Products sold by such Manufacturer to any of its Dealers and financed by such Originator under a Wholesale Financing Agreement if such Originator acquires possession of such Products because of a default by such Dealer under such Wholesale Financing Agreement, whether by repossession, voluntary surrender or other circumstances.

“Floorplan Business” means the extensions of credit made by an Originator to Dealers in order to finance Products purchased by Dealers from Manufacturers for sale or lease by such Dealers.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Inactive Account” is defined is Section 2.7(b).

“Ineligible Account” means an Account that at the time of determination is not an Eligible Account.

7	Amended and Restated Receivables Sale Agreement

“Ineligible Receivable” is defined in Section 6.1(c).

“Initial Account” means each individual revolving credit arrangement established by an Originator with a Dealer which was identified in the Account Schedule delivered in connection with the execution and delivery of the Existing Receivables Sale Agreement on the Closing Date.

“Insurance Proceeds” with respect to an Account means any amounts received pursuant to any policy of insurance which are required to be paid to an Originator pursuant to a Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of November 9, 2006, among the Sellers, the GE Dealer Floorplan Master Note Trust and GE Capital, as servicer for the Transferred Receivables.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction); provided, however, that references to Liens (other than in the definition of Permitted Encumbrances and Permitted Borrowing Base Liens) shall exclude Permitted Encumbrances.

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Manufacturer” means a Person engaged generally in the business of manufacturing or distributing Products for sale or lease to Dealers in the ordinary course of business.

“Manufacturer Discount Amount”, with respect to a Receivable, means an amount equal to the excess, if any, of (a) the invoice price of the related Product over (b) the amount that the applicable Manufacturer agrees to accept from an Originator in order to permit the applicable Dealer to obtain a “free flooring” period during which such Dealer is not required to pay interest (or pays interest at a reduced rate) in respect of such Receivable.

“Manufacturer Subsidy Amount”, with respect to a Receivable, means an amount that the applicable Manufacturer has agreed to pay in respect of such Receivable (at any time or from time to time) after such Receivable has been originated in order to permit the applicable Dealer to obtain a “free flooring” period during which such Dealer is not required to pay interest (or pays interest at a reduced rate) in respect of such Receivable.

8	Amended and Restated Receivables Sale Agreement

“Material Adverse Effect” means, with respect to a Seller, a material adverse effect on (a) the ability of such Seller to perform any of its obligations under the Seller Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Seller Related Document or the rights and remedies of Buyer under any Seller Related Document with respect to such Seller, or (c) the Transferred Receivables (including the collectibility of the Transferred Receivables and the security interests and other rights securing and supporting the payment of the Transferred Receivables), the Financing Agreements therefor or the ownership interests or Liens of any Seller or Buyer thereon or the priority of such interests or Liens.

“Monthly Period” means a calendar month.

“Non-Principal Receivables” with respect to any Account means (i) all amounts billed to the related Dealer in respect of interest and all other non-principal charges, provided that if a non-principal charge is not allocated to a specific Receivable, the amounts received shall constitute “Non-Principal Receivables” pursuant to this clause (i) if they are paid by a Dealer which is an obligor of an Account, and (ii) without duplication, all amounts owed in respect of Manufacturer Discount Amounts and Manufacturer Subsidy Amounts.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

“Originator” means a Seller or any other originator so designated pursuant to Section 2.9.

“Outstanding Balance” means, with respect to any Principal Receivable, the outstanding amount of such Principal Receivable; provided, that the Outstanding Balance of a Defaulted Receivable shall equal zero.

“Participation Agreement” means an agreement between an Originator and a lender (other than Buyer) pursuant to which such Originator conveys to such lender an undivided interest in certain receivables that is pari passu in all respects with the undivided interest retained by such Originator.

“Participation Interest” means the undivided interest, created pursuant to a Participation Agreement, in a receivable that is conveyed to a third-party lender (other than Buyer); the remaining undivided interest not so conveyed may be transferred by a Seller as a Receivable hereunder.

“Payment Date” means, except as otherwise specified by Buyer, the twentieth (20th) day of each calendar month, or if the twentieth (20th) day is not a Business Day, the next Business Day.

“Perfection Representations” are defined in Schedule 6.1(a)(viii).

“Permitted Borrowing Base Liens” means Liens permitted to attach to the collateral securing any Receivable under the applicable Financing Agreement, to the extent that the amount of the obligations secured by such Liens were taken into consideration in the calculation of the borrowing base thereunder in accordance with the Credit and Collection Policies.

9	Amended and Restated Receivables Sale Agreement

“Permitted Encumbrances” means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, landlords’, suppliers’ or other Liens that attach by operation of law arising in the ordinary course of business; (c) presently existing or hereinafter created Liens in favor of, or created by, Buyer; (d) any Lien permitted by the Intercreditor Agreement; (e) any Lien created by any Participation Agreement; (f) any Permitted Syndicated Financing Agreement Lien; (g) any security interests in the Collateral Security that are subordinate to the security interests securing the related Receivables; (h) Permitted Borrowing Base Liens; and (i) any Lien in favor of, or other interest of, a provider of Credit Insurance with respect to a Credit Insurance Receivable or other Collateral Security or Collections with respect thereto under the terms of the applicable documents governing such Credit Insurance.

“Permitted Syndicated Financing Agreement Lien” means, with respect to a Syndicated Financing Agreement:

(a)          the interests of any letter of credit provider or cash collateral obligation for the benefit of a letter of credit provider to the extent the funding of the related letter of credit obligations will give rise to a revolving loan and the related Originator’s interest in such revolving loan would constitute a Receivable;

(b)          the interests of any swingline lender to the extent any related swingline loan is convertible to a revolving loan and the related Originator’s interest in such revolving loan would constitute a Receivable;

(c)          the interests of any agent or letter of credit provider with respect to customary fees and expenses;

(d)          the security interest of the agent for the benefit of the lenders providing the revolving credit arrangement designated as an Account hereunder; and

(e)          the interests of any other lender party to such Syndicated Financing Agreement; provided that:

(i)          the related Seller’s interest in the Receivables and related Collateral Security is senior or pari passu in all respects with the interest of each lender providing the revolving credit arrangement designated as an Account hereunder; and

(ii)         in the case of any Asset Based Lending Financing Agreement that includes both a revolving credit arrangement designated as an Account hereunder and a term credit facility or other credit arrangement that has not been designated as an Account hereunder (an “Excluded Credit Arrangement”), the related Seller and other lenders providing the revolving credit arrangement(s) designated as an Account hereunder shall have an interest in the Primary Collateral therefor that is senior to the interests of the lenders (including the related Seller if applicable) under the Excluded Credit Arrangement.

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“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust (including a business trust), association, corporation, limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Primary Collateral” means, with respect to any Receivable, (i) the related Products or Accounts Receivable that, in each case constitute the primary collateral for such Receivable and (ii) in the case of a Receivable arising under an Asset Based Lending Financing Agreement, the collateral included in the borrowing base for the related extension of credit.

“Principal Receivable” with respect to an Account means amounts shown on the Seller’s records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer.

“Products” means the commercial and consumer goods financed by an Originator for Dealers.

“Purchase Date” means the Closing Date and, thereafter, each Business Day.

“Purchase Price” is defined in Section 2.4(a).

“Reassignment” is defined in Section 2.7(a).

“Receivable” means, with respect to an Account, all amounts payable (including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Dealer from time to time in respect of advances made by an Originator to or on behalf of such Dealer in connection with the Floorplan Business, the Accounts Receivable Business or the Asset Based Lending Business, as the case may be, together with the group of writings evidencing such amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement); provided, that if a Participation Interest has been created in respect of such Account, whether before or after such Account has been designated as an Account, the amounts so payable by the related Dealer that are allocable to such Participation Interest shall not be part of the “Receivables” in respect of such Account.

“Records” means, with respect to any Receivable, all Financing Agreements and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) relating to such Receivable and the related Dealer.

“Recoveries” on any date means all amounts received, including Insurance Proceeds, during the Monthly Period immediately preceding such date with respect to Receivables which have previously become Defaulted Receivables.

“Reimbursement Amount” means, with respect to any Credit Insurance Receivable, any amounts owed to the provider of the Credit Insurance from the proceeds of the Receivable or the Collateral Security or Collections with respect thereto covered by such Credit Insurance.

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“Removal Cut-Off Date” means the date set forth in the written notice delivered pursuant to Section 2.7 as the removal cut-off date with respect to the proposed Removed Accounts or the reassignment of Transferred Receivables, as applicable.

“Removal Date” means the date set forth in the written notice delivered pursuant to Section 2.7(a)(i) or 2.7(c) as the date for the removal of the proposed Removed Accounts or the reassignment of Transferred Receivables, as applicable.

“Removed Account” means an Account that is removed from the Account Schedule in accordance with Section 2.7.

“Requirements of Law” means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

“Retained Receivables” means, with respect to any Designated ABL Account, any Receivables owned by the applicable Seller that have not been purchased by Buyer pursuant to this Agreement or any Assignment.

“SAU” means, with respect to a Receivable, that if such Receivable was originally secured by a security interest in a Product, such Product has been sold and such Receivable is not paid in full.

“Seller” means GE Commercial Distribution Finance Corporation, General Electric Capital Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance, or any additional Person designated as a “Seller” in accordance with Section 2.8.

“Seller Related Document” means, with respect to any Seller, this Agreement and all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of such Seller, or any employee of such Seller, and delivered in connection with this Agreement or the transactions contemplated hereby.

“Seller Termination Date” is defined in Section 7.4.

“Sold Percentage” means, with respect to any Designated ABL Account, the percentage specified as such in the related Assignment.

“Subsidiary” means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933.

“Suspended Account” is defined in Section 2.7(e).

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“Suspension Date” is defined in Section 2.7(e).

“Syndicated Financing Agreement” means any Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement among a Dealer and a syndicate of one or more lenders, including an Originator and an agent for the lenders, if applicable.

“Transfer Date” means, with respect to a Transferred Receivable, the date on which Buyer acquires such Transferred Receivable from a Seller pursuant to Section 2.1 or any Assignment.

“Transferred Assets” is defined in Section 2.1(a).

“Transferred Receivable” means any Receivable purchased by Buyer from a Seller pursuant to this Agreement or any Assignment. However, Receivables that are repurchased by a Seller pursuant to this Agreement or by a servicer of Transferred Receivables shall cease to be considered “Transferred Receivables” from the date of such purchase.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“United States” means the United States of America, together with its territories and possessions.

“Wholesale Financing Agreement” means a wholesale financing agreement entered into by an Originator and a Dealer in order to finance inventory, including Products purchased by such Dealer from a Manufacturer.

Section 1.2           Other Interpretive Matters. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents delivered pursuant hereto, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document delivered pursuant hereto in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document delivered pursuant to this Agreement in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

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ARTICLE II

SALES

Section 2.1           Sales.

(a)          By execution of this Agreement, each Seller does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all its right, title and interest in, to and under, the following (the “Transferred Assets”): (i) the Receivables existing at the opening of business on the Closing Date, and thereafter created from time to time (other than any Receivables arising in an Account that is a Suspended Account at such time or a Designated ABL Account) until the Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller), (ii) with respect to any Designated ABL Account, (x) Principal Receivables in an amount equal to the applicable Sold Percentage of all Principal Receivables existing at the opening of business on the related Addition Date and all Non-Principal Receivables created on and after the Addition Date relating thereto, and (y) on each day on which the applicable Seller originates additional Principal Receivables, the applicable Sold Percentage of all Principal Receivables thereafter created from time to time (other than any Receivables arising in an Account that is a Suspended Account) until the Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller) and all Non-Principal Receivables relating thereto, (iii) the Collateral Security and Collections with respect to all Transferred Receivables and related Recoveries, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto, all Insurance Proceeds relating thereto and all amounts received in connection with Credit Insurance relating thereto or the proceeds thereof, (iv) without limiting the generality of the foregoing or the following, all of such Seller’s rights to receive payments from any Dealer in respect of such Receivables and (v) all proceeds of all of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation under the Financing Agreements, the Floorplan Agreements, any Participation Agreement or any Syndicated Financing Agreement or any obligation to any Dealer or any Manufacturer. For the avoidance of doubt, notwithstanding the foregoing conveyance, each Seller shall retain the right or obligation, as applicable, to make all extensions of credit pursuant to the terms of the related Financing Agreements, and subject to Section 6.3(b), shall retain the right to enter into amendments to the Financing Agreements. The foregoing conveyance shall be effective (x) on the Closing Date, as to all Transferred Assets then existing (it being understood and agreed that, in the case of this clause (x), the Collections transferred to Buyer shall include all Collections since July 31, 2004), and (y) on each Purchase Date, as to all Transferred Assets arising since the prior Purchase Date.

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(b)          Each Seller agrees, at its own expense, (i) on or prior to (x) the Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created (or reassigned, if applicable, in the case of Removed Accounts) in connection with the Accounts have been conveyed to Buyer pursuant to this Agreement (or conveyed to a Seller or its designee, if applicable, in accordance with Section 2.7, in the case of Removed Accounts) by including, or causing to be included, in such computer files a code so identifying each such Account (or, in the case of Removed Accounts, deleting, or causing to be deleted, such code thereafter) and (ii) except as provided in Section 2.7(b), on or prior to the date referred to in clauses (i)(x), (y) or (z), as applicable, to deliver to Buyer an Account Schedule. The initial such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, each Seller further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account or a Suspended Account or any Suspended Account subsequently ceases to be a Suspended Account, or (y) such Seller shall have delivered to Buyer at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Buyer in the Transferred Receivables to continue to be perfected with the priority required by this Agreement. If any Seller makes any change to the account number (or other alpha-numeric account identifier) reflected in the Account Schedule for any Account, such Seller will promptly deliver an update to the Account Schedule to Buyer and take all action necessary or advisable to cause the interest of the Buyer in the related Transferred Receivables to continue to be perfected with the priority required by this Agreement.

Section 2.2           Acceptance by Buyer.

(a)          Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Buyer pursuant to Section 2.1. Buyer shall maintain a copy of Schedule 1, as delivered to it from time to time.

(b)          Buyer hereby agrees not to disclose to any Person any account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Buyer, from time to time, except (i) to any assignee of Buyer or any agent thereof or as required by a Requirement of Law applicable to Buyer or any assignee of Buyer or any agent thereof, (ii) in connection with the performance of Buyer’s duties hereunder, or (iii) to bona fide creditors or potential creditors of Seller, Buyer or any assignee of Buyer or any agent thereof for the limited purpose of enabling any such creditor to identify Transferred Receivables or Accounts subject to this Agreement. Buyer agrees to take such measures as shall be reasonably requested by a Seller to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow each Seller or its duly authorized representatives to inspect Buyer’s security and confidentiality arrangements from time to time during normal business hours upon prior written notice. Buyer shall promptly notify each Seller of any request received by Buyer to disclose information of the type described in this Section 2.2(b), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Buyer is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

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Section 2.3           Characterization of Transfers.

(a)          The parties hereto intend that each transfer of the Transferred Assets shall constitute a sale by each Seller to Buyer and not a loan by Buyer to a Seller or any form of derivative transaction secured by the Transferred Assets. If, contrary to the intent of the parties hereto, a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan or derivative transaction and not a sale of the Transferred Assets, then this Agreement shall constitute a security agreement under applicable law and each Seller shall be deemed to have granted, and each Seller hereby grants, to Buyer a security interest in and to all of such Seller’s right, title and interest in, to and under the Transferred Assets.

(b)          The parties hereto intend that, for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, each transfer of the Transferred Assets shall constitute a sale by each Seller to Buyer and not a loan by Buyer to a Seller secured by the Transferred Assets. The parties shall not take any position inconsistent with the preceding sentence for any applicable tax purposes, including all tax filings, reports and returns and otherwise.

Section 2.4           Purchase Price.

(a)          The purchase price for the Transferred Receivables and the other Transferred Assets related thereto shall equal the fair market value of such Transferred Receivables and other Transferred Assets as agreed upon by Buyer and the applicable Seller prior to such sale (such amount for any Transferred Receivables and other Transferred Assets, the “Purchase Price”).

(b)          The Purchase Price for any Transferred Assets sold by a Seller shall be payable in full in cash on each Purchase Date or less frequently if so agreed between Buyer and Seller; provided, however, that Buyer may, with respect to any sale, offset against such Purchase Price any amounts owed by the applicable Seller to Buyer hereunder and which remain unpaid. On each such Purchase Date or other date set by the parties for payment, Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the applicable Seller or its designee the Purchase Price for the applicable Transferred Assets in same day funds.

Section 2.5           Adjustments. If on any day the outstanding amount of any Principal Receivable is reduced because of a rebate, refund, unauthorized charge or billing error by a Seller to a Dealer, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a Dealer, or if the outstanding amount of any Principal Receivable is otherwise reduced by a Seller other than on account of Collections thereof or such amount being charged-off as uncollectible, then the applicable Seller shall compensate Buyer for such reduction in the outstanding amount of such Principal Receivable as provided below. Any adjustment required pursuant to the preceding sentence shall be made not later than the second Business Day after the date of processing by the servicer for such Receivables for the event giving rise to such adjustment or less frequently if so agreed between Buyer and the applicable Seller. On any Purchase Date the aggregate amount of such reductions shall be paid gross by the applicable Seller to Buyer, without netting against the Purchase Price.

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Section 2.6           Addition of Accounts.

(a)          Additional Accounts. From time to time, a Seller may designate additional Eligible Accounts (“Additional Accounts”) to be included as Accounts. A Seller may designate an Account entered into in connection with the Asset Based Lending Business as a Designated ABL Account in the related Assignment, and shall indicate in the related Account Schedule the Sold Percentage for each such Designated ABL Account.

(b)          Designated Participation Interests. In lieu of, or in addition to, designating Additional Accounts as contemplated by subsection (a) above, a Seller may convey to Buyer participations or trust certificates representing undivided or beneficial interests in a pool of assets primarily consisting of receivables arising under dealer floorplan loan credit arrangements owned by such Seller or any of its Affiliates and collections thereon (“Designated Participation Interests”). Each Seller and Buyer will enter into a supplement to this Agreement relating to the conveyance of any Designated Participation Interest.

(c)          Conditions for Additions of Additional Accounts. Any sale of Receivables from Additional Accounts shall occur only upon satisfaction of the following conditions (to the extent provided below):

(i)          on or before the Addition Date, the applicable Seller shall have delivered to Buyer, (x) a written assignment in substantially the form of Exhibit A (the “Assignment”), and such Seller shall indicate in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to Buyer, and (y) an Account Schedule reflecting the addition of such Additional Accounts (which Account Schedule shall be attached as a schedule to such Assignment); and

(ii)         such Seller shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to Buyer (in such numbers and with such additional addressees as Buyer may reasonably request) substantially in the form of Exhibit C (with appropriate modifications).

Section 2.7           Removal of Accounts and Cessation of Sales Relating to Ineligible Accounts.

(a)          From time to time, but not more frequently than once during each Monthly Period for any Dealer, a Seller may request (which request Buyer may deny): (i) the removal of one or more Accounts from the Account Schedule, and (ii) the reassignment to such Seller or its designee of all Buyer’s right, title and interest in, to and under (A) the Transferred Receivables then existing and thereafter created in such Account, (B) the Collateral Security, Collections and Recoveries with respect thereto, and (C) all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto. Any such removal and reassignment shall be subject to the satisfaction of the following conditions:

(i)          on or before the Business Day immediately preceding the Removal Date, the applicable Seller shall have given Buyer written notice of such request and specifying the Removal Date and Removal Cut-Off Date;

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(ii)         Buyer shall have delivered its written consent for such removal to such Seller;

(iii)        on or prior to the Removal Date, such Seller shall have delivered to Buyer a schedule listing the proposed Removed Accounts (which schedule shall be attached as a schedule to the Reassignment); and

(iv)        such Seller shall have delivered to Buyer an Officer’s Certificate, dated as of the Removal Date, to the effect that no selection procedure believed by such Seller to be materially adverse to the interest of Buyer or any of its creditors has been used in removing Removed Accounts.

Notwithstanding the foregoing, the condition specified in clause (ii) shall not apply to the removal of Ineligible Accounts in accordance with this Agreement.

Upon satisfaction of the above conditions (and subject to receipt by Buyer of the reassignment price set forth below): (i) Buyer shall execute and deliver to the applicable Seller or its designee a written reassignment in substantially the form of Exhibit B (the “Reassignment”); (ii) the Account Schedule shall be deemed to have been amended to remove such Removed Accounts; and (iii) Buyer shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, effective as of the Removal Cut-Off Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the Transferred Receivables arising in such Removed Accounts, the Collateral Security and Collections and Recoveries with respect thereto, and all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing). In addition, Buyer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of Transferred Receivables pursuant to clause (iii) of the previous sentence. Any reassignment of the Transferred Receivables arising in Removed Accounts pursuant to this Section 2.7(a) shall be reassigned to the Seller for a purchase price equal to the fair market value of such Transferred Receivables as of the Removal Cut-Off Date as agreed upon by the Buyer and the applicable Seller prior to such reassignment, and such purchase price shall be treated as Collections of such Transferred Receivables.

(b)          Notwithstanding the foregoing, and without the necessity of satisfying any of the conditions described above, any Account (each, an “Inactive Account”) that has had a zero balance and under which no funding has occurred, in each case for at least the preceding 12 months shall be designated as a Removed Account as of the day it becomes an Inactive Account. The applicable Seller shall deliver to the Buyer an Account Schedule listing any Inactive Accounts that have been designated Removed Accounts not later than the end of the calendar month following the month in which the related Removal Date occurred and, notwithstanding anything to the contrary in Section 2.1(b), Seller shall not be required to deliver such Account Schedule on or prior to the applicable Removal Date.

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(c)          With respect to any Transferred Receivable that has been designated for purchase by a Manufacturer in connection with the termination of the related Floorplan Agreement pursuant to the terms of such Floorplan Agreement, (i) Buyer shall execute and deliver to the applicable Seller or its designee a Reassignment with respect to any such Transferred Receivables that are owned by the Buyer; and (ii) Buyer shall, upon receipt by Buyer of the repurchase price set forth below, without further action, be deemed to transfer, assign, set over and otherwise convey to the applicable Seller or its designee, effective as of the related Removal Cut-Off Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable, and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto and any other Transferred Assets related thereto. For the avoidance of doubt, if any Transferred Receivable is repurchased in connection with the termination of the related Floorplan Agreement under this Section 2.7(c), all Transferred Receivables arising under the related Floorplan Agreement shall be repurchased. The conditions described above in Section 2.7(a) (other than the condition set forth in Section 2.7(a)(i) which shall apply) shall not apply to a repurchase of a Transferred Receivable pursuant to this Section 2.7(c). Any repurchase of the Transferred Receivables pursuant to this Section 2.7(c) shall be repurchased by the Seller for a purchase price equal to the fair market value of such Transferred Receivables as of the Removal Cut-Off Date as agreed upon by Buyer and the applicable Seller prior to such repurchase, and such purchase price shall be treated as Collections of such Transferred Receivables.

(d)          With respect to any Transferred Receivable (i) for which 100% of the principal balance and any accrued Non-Principal Receivables have been paid in full by a Manufacturer through the exercise of any repurchase or guarantee provision contained in a Floorplan Agreement (other than as set forth in clause (c) above) and (ii) for which the applicable Seller has agreed pursuant to the terms of the related Floorplan Agreement to assign its rights in the relevant Transferred Receivable upon the exercise of such repurchase or guarantee provision by the Manufacturer, Buyer shall, without further action, be deemed to transfer, assign, set over and otherwise convey to the applicable Seller, effective as of the date such Transferred Receivable is paid in full, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto.

(e)          If the applicable Seller’s records indicate that an Account has become an Ineligible Account, the applicable Seller will notify Buyer and either (i) cease transferring Receivables arising in such Account to Buyer (any such account, a “Suspended Account”) on a date on or prior to the Determination Date following the Monthly Period in which such Account became an Ineligible Account specified in a notice delivered by Buyer to the applicable Seller (the “Suspension Date”) or (ii) on or prior to such Determination Date, request (A) the removal of such Account from the Account Schedule and (B) the reassignment to such Seller or its designee of all Buyer’s right, title and interest in, to and under (x) the Transferred Receivables then existing and thereafter created in such Account, (y) the Collateral Security, Collections and Recoveries with respect thereto, and (z) all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, in each case to the extent the Buyer has a right to acquire the foregoing property. Any such removal and reassignment shall be subject to the satisfaction of the conditions set forth in Section 2.7(a). The designation of any Account as a Suspended Account shall have no effect on Transferred Receivables or the Collateral Security or Collections related thereto that were sold or otherwise transferred hereunder prior to such designation as a Suspended Account. If the circumstances giving rise to any Account becoming a Suspended Account no longer exist and such Account is now an Eligible Account and the related Receivables are Eligible Receivables, the applicable Seller may, by delivery of a notice to the Buyer, transfer all outstanding Receivables (to the extent such Receivables would be Eligible Receivables on the related Transfer Date) arising in such Account from the Suspension Date through the date of such notice to Buyer and recommence transferring all Receivables, together with the Collateral Security and Collections with respect thereto arising in such Account on and after the date of such notice to Buyer in accordance with the terms of this Agreement. If any Receivables arising in an Ineligible Account are transferred to Buyer following the date such Account became an Ineligible Account, the applicable Seller shall accept a reassignment of such Transferred Receivables in accordance with the terms of Section 6.1(e).

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(f)          If the Buyer repurchases Delinquent Receivables, other than in connection with a removal of Accounts otherwise contemplated by the foregoing provisions of this Section 2.7, the Buyer may transfer such Receivables to Seller or any designee of any Seller, in each case as mutually agreed between Buyer and Seller, for a purchase price equal to the fair market value of the related Receivables as agreed upon by Buyer and the purchaser of the related Receivables.

Section 2.8           Additional Sellers. A Seller may designate additional or substitute Persons to be included as Sellers by an amendment to this Agreement upon Buyer’s consent (without the consent of any other party hereto).

Section 2.9           Additional Originators. A Seller may designate additional Persons as Originators by an amendment to this Agreement upon Buyer’s consent (without the consent of any other party hereto).

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1           Conditions to Initial Transfer. The initial sale or conveyance hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by Buyer) as of the Closing Date:

(a)          Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the initial Sellers and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer.

(b)          Governmental Approvals. Buyer shall have received satisfactory evidence that the initial Sellers have obtained all consents and approvals of all Persons, including all requisite Governmental Authorities, if any, required for the initial Sellers to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

(c)          Compliance with Laws. Each initial Seller shall be in compliance with all applicable foreign, federal, state and local laws and regulations, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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Section 3.2           Conditions to all Transfers. Each sale by a Seller hereunder (including the initial sale) shall be subject to satisfaction of the following further conditions precedent (any one or more of which, except clause (b) below, may be waived in writing by Buyer) as of the Transfer Date therefor:

(a)          the representations and warranties of such Seller contained herein or in any other Seller Related Document required to be made on such Transfer Date shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such sale; and

(b)          such Seller shall be in compliance in all material respects with each of its covenants and other agreements set forth herein.

The consummation by a Seller of the sale, as applicable, of Transferred Assets on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Seller that the conditions in clauses (a) and (b) of this Section 3.2 have been satisfied as of such Transfer Date.

ARTICLE IV

OTHER MATTERS RELATING TO SELLERS

Section 4.1           Merger or Consolidation of, or Assumption of the Obligations of, Sellers, etc.

(a)          A Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i)          the Person formed by such consolidation or into which such Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of such Seller substantially as an entirety shall be, if such Seller is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if such Seller is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Buyer, in form reasonably satisfactory to Buyer, the performance of every covenant and obligation of such Seller hereunder;

(ii)         such Seller has delivered to Buyer (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

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(iii)        if such Seller is not the surviving entity, (A) the surviving entity shall file a new UCC financing statement with respect to the ownership interest of Buyer in the Transferred Assets, if any, and (B) Buyer receives written confirmation acceptable to Buyer that a performance guarantee acceptable to Buyer applies to the surviving entity; and

(iv)        prior written notice shall have been delivered to Buyer with respect to such merger, conveyance or transfer.

(b)          This Section 4.1 shall not be construed to prohibit or in any way limit a Seller’s ability to effectuate any consolidation or merger pursuant to which such Seller would be the surviving entity and, without limiting the foregoing, shall not be construed to prohibit or in any way limit any Seller from consolidating with or into, merging with or into, or acquiring any other Seller, notwithstanding anything else to the contrary herein.

(c)          The obligations of a Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of a Seller hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs, (ii) Section 2.8 or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which such Seller delivers an Officer’s Certificate to Buyer indicating that such Seller reasonably believes that such action will not result in a Material Adverse Effect, (2) which meet the requirements of clause (ii) of paragraph (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Buyer in writing in form satisfactory to Buyer, the performance of every covenant and obligation of such Seller thereby conveyed.

ARTICLE V

BANKRUPTCY EVENTS

Section 5.1           Rights upon the Occurrence of a Bankruptcy Event. If a Bankruptcy Event occurs with respect to a Seller, such Seller shall, on the day any such event occurs, immediately cease to transfer Receivables to Buyer and shall promptly give notice of such event to Buyer. If a Bankruptcy Event occurs with respect to Buyer, Buyer shall cease to purchase Receivables from the Sellers. Notwithstanding any cessation of the transfer to Buyer of additional Receivables, Receivables transferred to Buyer prior to the occurrence of such Bankruptcy Event, and Collections in respect of such Receivables, shall continue to be property of Buyer.

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ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1           Representations and Warranties of Seller.

(a)          To induce Buyer to accept the Transferred Assets, each Seller severally makes the following representations and warranties to Buyer, as of the Closing Date (in the case of the initial Sellers) and, to the extent applicable, on each subsequent Transfer Date following the date on which such Seller became a Seller.

(i)          Valid Existence; Power and Authority. Such Seller (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect; (C)  has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; and (D) is able to perform its obligations under this Agreement.

(ii)         UCC Information. The true legal name of such Seller as registered in the jurisdiction of its organization and the current location of such Seller’s jurisdiction of organization are set forth in Schedule 6.1(a)(ii) and such name and location have not changed within the past twelve (12) months. In addition, Schedule 6.1(a)(ii) lists such Seller’s (A) federal employer identification number and (B) organizational identification number as designated by the jurisdiction of its organization.

(iii)        Authorization of Transaction; No Violation. The execution, delivery and performance by such Seller of this Agreement and the other Seller Related Documents and, without limiting the foregoing, the creation of all ownership interests provided for herein: (A) have been duly authorized by all necessary action on the part of such Seller, and (B) do not violate any provision of any law or regulation of any Governmental Authority, or contractual or restrictions binding on such Seller, except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(iv)        Enforceability. On or prior to the Closing Date, this Agreement and each Seller Related Document required to be executed by Seller shall have been duly executed and delivered by such Seller and shall then constitute a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, subject to bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

23	Amended and Restated Receivables Sale Agreement

(v)         No Proceedings. There are no proceedings or, to the best knowledge of such Seller, investigations, pending or threatened against such Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Seller, would materially and adversely affect the performance by such Seller of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(vi)        Accuracy of Certain Information. All written factual information heretofore furnished by such Seller to Buyer with respect to the Transferred Receivables for the purposes of, or in connection with, this Agreement was true and correct in all material respects on the date as of which such information was stated or certified.

(vii)       Use of Proceeds. No proceeds received by such Seller under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board.

(viii)      Transferred Receivables. With respect to each Transferred Receivable relating to such Seller, such Seller represents and warrants that as of the Transfer Date for such Transferred Receivable:

(A)         such Transferred Receivable satisfies the criteria for an Eligible Receivable as of such Transfer Date;

(B)         all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Seller in connection with the conveyance by such Seller of such Transferred Receivable to Buyer have been duly obtained, effected or given and are in full force and effect; and

(C)         the Perfection Representations are true and correct.

The representations and warranties described in this Section 6.1(a) shall survive the sale of the Transferred Assets to Buyer, any subsequent assignment or sale of the Transferred Assets by Buyer, and the termination of this Agreement and shall continue until the payment in full of all Transferred Assets.

(b)          Upon discovery by a Seller or Buyer of a breach of any of the representations and warranties by such Seller set forth in this Section 6.1, the party discovering such breach shall give prompt written notice to the other. Each Seller agrees to cooperate with Buyer in attempting to cure any such breach.

24	Amended and Restated Receivables Sale Agreement

(c)          If any representation or warranty of a Seller contained in Section 6.1(a)(viii) is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable or any Account and as a result of such breach Buyer’s interest in such Transferred Receivable or Account is materially and adversely affected, including if Buyer’s rights in, to or under such Transferred Receivables or the proceeds of such Transferred Receivables are impaired or such proceeds are not available for any reason to Buyer free and clear of any Lien other than Permitted Encumbrances, unless cured within sixty (60) days (or such longer period, not in excess of one hundred twenty (120) days, as may be agreed to by Buyer) after the earlier to occur of the discovery thereof by such Seller or receipt by such Seller of notice thereof given by Buyer, then such Transferred Receivable shall be designated an “Ineligible Receivable;” provided, that such Transferred Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables if, on any day prior to the end of such sixty (60) day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Seller shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

(d)          On the first Purchase Date that coincides with or falls after the date on which any Transferred Receivable is designated as an Ineligible Receivable, the applicable Seller shall repurchase such Ineligible Receivable from Buyer as provided below. The repurchase price for the Ineligible Receivables in any Account shall equal the Purchase Price paid for such Receivables, less any reductions in the Outstanding Balance of such Receivables as the result of the receipt of Collections with respect to such Receivables from the Closing Date or relevant Transfer Date, as applicable.

(e)          If any representation or warranty of a Seller contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Receivables transferred to Buyer by such Seller or the availability of the proceeds thereof to Buyer, such Seller shall be obligated to accept a reassignment of such Transferred Receivables, if such breach and any material adverse effect caused by such breach is not cured within sixty (60) days (or within such longer period, not in excess of one hundred fifty (150) days, as may be agreed to by Buyer), after the earlier to occur of the discovery thereof by such Seller or receipt by such Seller of notice thereof given by Buyer, on the terms set forth below; provided, that such Transferred Receivables will not be reassigned to such Seller if, on any day prior to the end of such sixty (60) day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Seller shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. In connection with a reassignment pursuant to the preceding sentence, such Seller shall pay to Buyer in immediately available funds not later than 12:00 noon, New York City time, on the first Payment Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Reassignment Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of such Transferred Receivables.

(f)          Upon the payment, if any, required to be made to Buyer as provided in Section 6.1(d) or 6.1(e), Buyer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the applicable Seller or its designee, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the applicable Transferred Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by such Seller to effect the conveyance of such Transferred Receivables pursuant to this Section.

25	Amended and Restated Receivables Sale Agreement

Section 6.2           Affirmative Covenants of Seller. Each Seller severally covenants and agrees that, unless otherwise consented to by Buyer, from and after the Closing Date (or the relevant Transfer Date, as applicable) and until the date after the Agreement Termination Date or, if applicable, the Seller Termination Date relating to such Seller, when the outstanding amount of all Transferred Receivables relating to such Seller have been reduced to zero:

(a)          Account Allocations. If such Seller is unable for any reason to transfer Transferred Receivables to Buyer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 5.1 or an order by any Governmental Authority that such Seller not transfer any additional Receivables to Buyer) then, in any such event, such Seller agrees to allocate and pay to or on behalf of Buyer, after the date of such inability, all Collections with respect to Transferred Receivables previously sold by such Seller to Buyer.

(b)          Notice of Material Event. Each Seller shall promptly inform Buyer in writing of the occurrence of any of the following with respect to such Seller, in each case setting forth the details thereof and what action, if any, such Seller proposes to take with respect thereto:

(i)          any Litigation commenced or threatened against such Seller or with respect to or in connection with all or any substantial portion of the Transferred Assets or developments in such Litigation, in each case, that such Seller believes has a reasonable risk of being determined adversely and having a Material Adverse Effect;

(ii)         the commencement of a proceeding against such Seller seeking a decree or order in respect of Seller (A) under any Debtor Relief Laws, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Seller or for any substantial part of such Seller’s assets, or (C) ordering the winding-up or liquidation of the affairs of such Seller; or

(iii)        such Seller’s failure to comply with any of its obligations under this Agreement.

(c)          Notice of Liens. Each Seller shall notify Buyer promptly after becoming aware of any Lien on any Transferred Asset other than Permitted Encumbrances.

(d)          Information for Reports. Each Seller shall promptly deliver any material written information, documents, records or reports with respect to the Transferred Receivables that Buyer shall reasonably request.

(e)          Deposit of Collections. On each day, each Seller shall hold in trust for Buyer all Collections of Transferred Receivables received by such Seller, and each Seller shall transfer to or on behalf of Buyer, promptly, and in any event no later than the Business Day after receipt thereof, all Collections it may receive in respect of Transferred Assets; provided that if any such Collections are netted pursuant to Section 6.2(g) of this Agreement, each Seller shall transfer such Collections to or on behalf of Buyer prior to 10:00 a.m. New York City time, on the Business Day immediately preceding the Payment Date following the Monthly Period in which such netting occurs.

26	Amended and Restated Receivables Sale Agreement

(f)          Financing Agreements and Policies. Each Seller shall comply with and perform its obligations under the Financing Agreements relating to the Accounts and the Credit and Collection Policies except insofar as any failure to comply or perform would not materially and adversely affect the rights of Buyer.

(g)          Netting. If any Financing Agreement provides for the netting of interest owed on any cash collateral account to a Dealer against interest and other non-principal charges billed to such Dealer, then upon the netting of such interest amount, the related Seller shall recognize Collections with respect to the related Non-Principal Receivable against which the interest amount was netted and shall transfer such Collections in accordance with Section 6.2(e) of this Agreement.

(h)          Records. Each Seller shall, or shall cause its designee to, retain physical possession of all Records relating to the Transferred Assets in trust for the benefit of Buyer, and such retention and possession by such Seller, or its designee, as applicable, is as custodian for the account of both Buyer and such Seller as owners thereof.

(i)          Compliance with Rule 15Ga-1 and Form ABS-15G Filings. To the extent required by the United States federal securities laws, each Seller shall comply with the requirements of Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended, and shall make all necessary filings with the Securities Exchange Commission, including the annual filing of Form ABS-15G or any successor form intended to comply with such requirements.

Section 6.3           Negative Covenants of Seller. Each Seller severally covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date (or the relevant Transfer Date, as applicable) and until the date after the Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller) when the outstanding amounts of all Transferred Receivables transferred hereunder by such Seller prior to such Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller) have been reduced to zero:

(a)          Liens. Each Seller shall not create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on or with respect to the Transferred Assets.

(b)          Amendments to Financing Agreements and Credit and Collection Policies. Such Seller shall not amend the Financing Agreements if such amendment would materially and adversely affect the Buyer or the Buyer’s ability to pay any of its obligations as such obligations are due; provided, that this sentence shall not prevent a Seller from assigning its rights in a Financing Agreement to another Seller. Such Seller shall not amend its Credit and Collection Policies if such amendment would be adverse in any material respect to Buyer.

(c)          UCC Matters. Such Seller shall not change its state of organization or formation or its name such that any financing statement filed to perfect Buyer’s interests under this Agreement would become seriously misleading, unless such Seller shall have given Buyer not less than thirty (30) days’ prior written notice of such change.

27	Amended and Restated Receivables Sale Agreement

(d)          No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, such Seller shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Debtor Relief Laws; provided, that the foregoing shall not in any way limit such Seller’s right to pursue any other creditor rights or remedies that such Seller may have under any applicable law.

(e)          Sale Characterization. For accounting purposes, to the extent consistent with GAAP, such Seller shall not account for the transactions contemplated by this Agreement in any manner other than, with respect to the sale of each Transferred Receivable, as a true sale and absolute assignment of its full right, title and ownership interest in the related Transferred Assets to Buyer. Such Seller shall also maintain its records and books of account in a manner which clearly reflects each such sale of the Transferred Receivables to Buyer.

ARTICLE VII

MISCELLANEOUS

Section 7.1           Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party hereto by any other party hereto, or whenever any party hereto desires to give or serve upon any other party hereto any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.1), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

28	Amended and Restated Receivables Sale Agreement

If to a Seller:

GE Commercial Distribution Finance Corporation
5595 Trillium Boulevard

Hoffman Estates, Illinois 60192

Attention:	General Counsel
Telephone:	(847) 747-7552
Facsimile:	(847) 747-7455

General Electric Capital Corporation

c/o GE Equipment Finance, Transportation Finance

300 E. John Carpenter Freeway

Irving, Texas 75062

Attention:	Capital Markets Manager
Telephone:	(469) 586-2000
Facsimile:	(469) 586-2027

With a copy to:

General Electric Capital Corporation
500 West Monroe Street

Chicago, Illinois 60661

Attention:	Senior Counsel, Commercial Finance
Telephone:	(312) 463-2451

Brunswick Acceptance Company, LLC

5595 Trillium Boulevard

Hoffman Estates, Illinois 60192

Attention:	General Counsel
Telephone:	(847) 747-7552
Facsimile	(847) 747-7455

Polaris Acceptance

5595 Trillium Boulevard

Hoffman Estates, Illinois 60192

c/o GE Commercial Distribution Finance Corporation

Attention:	GE CDF General Counsel
Telephone:	(847) 747-7552
Facsimile:	(847) 747-7455

If to Buyer:

CDF Funding, Inc.

5595 Trillium Boulevard

Hoffman Estates, Illinois 60192

Attention:	General Counsel
Telephone:	(847) 747-7552
Facsimile:	(847) 747-7455

29	Amended and Restated Receivables Sale Agreement

With a copy to:

General Electric Capital Corporation 10 Riverview Drive Danbury, CT 06810 Attention: Portfolio Manager Telephone: (203) 749-6000 Facsimile: (203) 749-4054

Section 7.2           No Waiver; Remedies.

(a)          The failure of any party hereto, at any time or times, to require strict performance by any other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance with this Agreement. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants and representations of any party contained in this Agreement, and no breach or default by any party under this Agreement, shall be deemed to have been suspended or waived or amended by any other party hereto unless such waiver or suspension or amendment is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and, in the case of a suspension or waiver, directed to the defaulting party specifying such suspension or waiver.

(b)          Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, by operation of law or otherwise.

Section 7.3           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Seller and Buyer and their respective successors and permitted assigns and any assignee of rights granted hereunder may in turn transfer such rights, except as otherwise provided herein. Except as provided below and in Sections 2.8 or 4.1 of this Agreement, a Seller may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without having obtained the prior express written consent of Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by such Seller without the prior express written consent of Buyer shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Seller and Buyer with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

Section 7.4           Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the termination of the Buyer or any assignee of its rights hereunder (such date, the “Agreement Termination Date”). A Seller may cease to be a party to this Agreement on a date selected by such Seller upon prior notice thereof to Buyer (such date, with respect to such Seller, being the “Seller Termination Date”).

30	Amended and Restated Receivables Sale Agreement

Section 7.5           Survival. Except as otherwise expressly provided herein, no termination or cancellation (regardless of cause or procedure) of any agreement made by a Seller under this Agreement shall in any way affect or impair the obligations, duties and liabilities of such Seller or the rights of such Seller relating to any unpaid portion of any and all obligations of such Seller to Buyer, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller). Except as otherwise expressly provided herein, all undertakings, agreements, covenants, warranties and representations of or binding upon a Seller, and all rights of such Seller hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller) when the Outstanding Balances of all Transferred Receivables transferred hereunder by such Seller prior to such Agreement Termination Date (or, if applicable, the Seller Termination Date relating to such Seller) have been reduced to zero; provided, that the rights and remedies pursuant to the provisions of Sections 2.5, 6.3(d), 7.3, 7.11 and 7.12 shall be continuing and shall survive any termination of this Agreement.

Section 7.6           Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto; provided, that if an amendment, modification or alteration affects one or more Sellers but not all of the Sellers, only the affected Seller or affected Sellers shall be required to sign such amendment, modification or alteration.

Section 7.7           GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)          THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

31	Amended and Restated Receivables Sale Agreement

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE Buyer FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF A SELLER ARISING HEREUNDER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF Buyer. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

32	Amended and Restated Receivables Sale Agreement

Section 7.8           Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 7.9           Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.10         Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7.11         No Setoff. A Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Seller might have against Buyer, all of which rights are hereby expressly waived by such Seller.

Section 7.12         Further Assurances.

(a)          Each Seller shall, at its sole cost and expense, upon request of Buyer, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that Buyer may reasonably request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interest of Buyer created by this Agreement. Each Seller hereby authorizes Buyer to file any such financing or continuation statements without the signature of such Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Seller’s receipt thereof and promptly delivered to or at the direction of Buyer.

(b)          If a Seller fails to perform any agreement or obligation under this Section 7.12, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by such Seller upon demand of Buyer.

33	Amended and Restated Receivables Sale Agreement

Section 7.13         Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

Section 7.14         No Indirect or Consequential Damages. NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

Section 7.15         CDF and BAC. CDF hereby releases and terminates any Lien in favor of CDF on any Transferred Assets relating to BAC (the “BAC Transferred Assets”), including any Lien on the BAC Transferred Assets arising under the Credit and Security Agreement, dated as of October 24, 2002, between BAC and Transamerica Commercial Finance Corporation (predecessor to CDF). CDF hereby authorizes the filing of one or more UCC financing statement amendments with respect to BAC reflecting such release and termination. The BAC Transferred Assets shall not be subject to any servicing agreement between CDF and BAC, including the TCFC Services Agreement, dated as of October 24, 2002, between BAC and Transamerica Commercial Finance Corporation (predecessor to CDF).

[Signatures Follow]

34	Amended and Restated Receivables Sale Agreement

IN WITNESS WHEREOF, each Seller and Buyer have caused this Agreement to be duly executed as of the day and year first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

S-1	Amended and Restated Receivables Sale Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Seller

By:	/s/ Peter M. Graham
Name:	Peter M. Graham
Title:	Authorized Signatory

S-2	Amended and Restated Receivables Sale Agreement

BRUNSWICK ACCEPTANCE COMPANY, LLC, as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-3	Amended and Restated Receivables Sale Agreement

POLARIS ACCEPTANCE, as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-4	Amended and Restated Receivables Sale Agreement

CDF FUNDING, INC., as Buyer

By	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

S-5	Amended and Restated Receivables Sale Agreement

SCHEDULE 1

LIST OF ACCOUNTS

The initial Account Schedule consists of a compact disk delivered to Buyer listing Accounts and related information as of July 31, 2004, and will be supplemented from time to time to reflect Additional Accounts and Removed Accounts.

Sch. 1-1	Amended and Restated Receivables Sale Agreement

SCHEDULE 6.1(a)(ii)

SELLERS’ UCC INFORMATION

A. General Electric Capital Corporation

1.	Legal Name

General Electric Capital Corporation

2.	Jurisdiction of Organization

Delaware

3.	Federal Employer Identification Number

13-1500700

4.	Organizational Identification Number

3174543

B. GE Commercial Distribution Finance Corporation

1.	Legal Name

GE Commercial Distribution Finance Corporation

2.	Jurisdiction of Organization

Delaware

3.	Federal Employer Identification Number

41-0954316

4.	Organizational Identification Number

2141782

Sch. 6.1(a)(ii)-1	Amended and Restated Receivables Sale Agreement

C. Brunswick Acceptance Company, LLC

1.	Legal Name

Brunswick Acceptance Company, LLC

2.	Jurisdiction of Organization

Delaware

3.	Federal Employer Identification Number

61-1431154

4.	Organizational Identification Number

3582970

D. Polaris Acceptance

1.	Legal Name

Polaris Acceptance

2.	Jurisdiction of Organization

Illinois

3.	Federal Employer Identification Number

36-4108809

4.	Organizational Identification Number

Not Applicable

Sch. 6.1(a)(ii)-2	Amended and Restated Receivables Sale Agreement

SCHEDULE 6.1(a)(viii)

PERFECTION REPRESENTATIONS AND WARRANTIES

1.          General. This Agreement creates a valid and continuing ownership interest in Buyer with respect to all of such Seller’s right, title and interest in, to and under the Transferred Assets which (a) is enforceable against creditors of and purchasers from such Seller, as such enforceability may be limited by applicable law, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) will be prior to all other Liens (other than Permitted Encumbrances) in such property.

2.          Characterization. The Receivables constitute “accounts”, “general intangibles” or “chattel paper” within the meaning of UCC Section 9-102.

3.          Creation. Immediately prior to its conveyance of the Transferred Assets pursuant to this Agreement, such Seller owns and has good and marketable title to such Transferred Assets free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances).

4.          Perfection. Such Seller has caused, or will have caused within ten (10) days after the Closing Date or any applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect Buyer’s ownership of such Transferred Assets. Except as contemplated by clause (l) of the definition of “Eligible Receivable,” such Seller or agent on its behalf has taken all steps necessary to perfect its security interest against the related Dealer in the property securing the related Receivables.

5.          Priority. Other than the ownership interests transferred to Buyer pursuant to this Agreement, such Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Assets except as permitted by this Agreement. Such Seller has not authorized the filing of and is not aware of any financing statements against such Seller that include a description of collateral covering the Transferred Assets other than any financing statement (i) in favor of Buyer and its assignees, or (ii) that has been terminated (or, in the case of the BAC Transferred Assets referred to in Section 7.15, that was amended after the Closing Date in order to reflect the release of security interest described in Section 7.15). None of the chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Buyer. Such Seller is not aware of any judgment lien, ERISA lien or tax lien filings against it.

6.          Survival of Perfection Representations. Notwithstanding any other provision of this Agreement, the representations contained in this Schedule 6.1(a)(viii) shall be continuing and remain in full force and effect.

7.          No Waiver. The parties to this Agreement: (i) shall not, without the consent of the other parties, waive any of the representations and warranties in this Schedule 6.1(a)(viii) (the “Perfection Representations”); (ii) shall provide the other parties with prompt written notice of any breach of the Perfection Representations.

Sch. 6.1(a)(viii)-1	Amended and Restated Receivables Sale Agreement

8.          Seller to Maintain Perfection and Priority. Each Seller covenants that, in order to evidence the interests of such Seller and Buyer under this Agreement, such Seller shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including such actions as are requested by Buyer) to maintain and perfect, as a first priority interest, Buyer’s ownership of the Transferred Assets. Such Seller shall, from time to time and within the time limits established by law, prepare and present to Buyer for Buyer to authorize (based in reliance on the Opinion of Counsel hereinafter provided for in this paragraph) such Seller to file, all financing statements, amendments, continuations, financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect Buyer’s ownership of the Transferred Assets as a first-priority interest (each a “Filing”). Such Seller shall present each such Filing to Buyer together with (x) an Opinion of Counsel to the effect that such Filing (i) satisfies all requirements and conditions to such Filing in this Agreement and (ii) satisfies the requirements for a Filing of such type under the UCC in the applicable jurisdiction, and (y) a form of authorization for Buyer’s signature. Upon receipt of such Opinion of Counsel and form of authorization, Buyer shall promptly authorize in writing such Seller to, and such Seller shall, effect such Filing under the UCC. Notwithstanding anything else in this Agreement to the contrary, such Seller shall not have any authority to effect a Filing without obtaining written authorization from Buyer in accordance with this paragraph.

9         Miscellaneous. All financing statements filed against such Seller in favor of Buyer in connection herewith describing the Transferred Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

Sch. 6.1(a)(viii)-2	Amended and Restated Receivables Sale Agreement

EXHIBIT A

FORM OF ASSIGNMENT

(As required by Section 2.6(c) of the Agreement)

ASSIGNMENT No.         OF RECEIVABLES IN ADDITIONAL ACCOUNTS (this “Assignment”) dated as of                     , by and between [GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION] [GENERAL ELECTRIC CAPITAL CORPORATION] [BRUNSWICK ACCEPTANCE COMPANY, LLC] [POLARIS ACCEPTANCE], as seller (“Seller”) and CDF FUNDING, INC., as buyer (“Buyer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS, Seller and Buyer are parties to the Receivables Sale Agreement, dated as of August 12, 2004 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, pursuant to the Agreement, Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Transferred Receivables in such Additional Accounts that have been designated “Additional Accounts” pursuant to the Agreement, whether now existing or hereafter created, to Buyer (as each such term is defined in the Agreement); and

WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.          Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” means, with respect to the Additional Accounts designated hereby, [                    ], 20[      ].

“Addition Cut-Off Date” means, [(i)] with respect to Additional Accounts designated hereby [(other than any Designated ABL Accounts)], [______], 20[ ] [and (ii) with respect to any Designated ABL Accounts designated hereby, the Addition Date].

“Transferred Property” is defined in Section 3(a).

2.          Designation of Additional Accounts. The Accounts listed on Schedule 1 to this Assignment have been designated “Additional Accounts” pursuant to the Agreement. Schedule 1 to this Assignment, as of the Addition Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

Exh. A-1	Amended and Restated Receivables Sale Agreement

3.          Conveyance of Receivables.

(a)          Seller does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Assignment and the Agreement effective as of the Addition Cut-Off Date, to Buyer, all its right, title and interest in, to and under the following (the “Transferred Property”): (i) the Receivables in such Additional Accounts [(excluding any such Accounts that are Designated ABL Accounts)] existing at the close of business on the Addition Cut-Off Date and thereafter created from time to time until the Agreement Termination Date (or, if applicable, the Seller Termination Date with respect to such Seller), (ii) [with respect to any Additional Account that is a Designated ABL Account, Principal Receivables in an amount equal to the applicable Sold Percentage of all Principal Receivables existing at the opening of business on the related Addition Date and all Non-Principal Receivables created on and after the Addition Date relating thereto, (iii)] the Collateral Security and Collections with respect thereto and related Recoveries, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation under the Financing Agreements, the Floorplan Agreements, any Participation Agreement or any Syndicated Financing Agreement or any obligation to any Dealer or any Manufacturer.

(b)          Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Transferred Property in Additional Accounts existing on the Addition Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, Buyer’s ownership of such Transferred Property, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Buyer within ten (10) days of the Addition Date. Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

(c)          In connection with such assignment, Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate and cause any servicer for such Seller to indicate in the appropriate computer files that Transferred Property created in connection with the Additional Accounts and designated hereby have been conveyed to Buyer pursuant to the Agreement and this Assignment.

(d)          The parties hereto intend that the transfer of the Transferred Property by Seller to Buyer shall constitute a sale by Seller to Buyer and not a loan by Buyer to Seller secured by the Transferred Property. If, contrary to the intent of the parties hereto, a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale of the Transferred Property, then this Assignment shall constitute a security agreement under applicable law and Seller shall be deemed to have granted, and Seller hereby grants, to Buyer a security interest in and to all of Seller’s right, title and interest in, to and under the Transferred Property.

Exh. A-2	Amended and Restated Receivables Sale Agreement

4.          Acceptance by Buyer. Buyer hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Cut-Off Date and thereafter created, conveyed to Buyer pursuant to Section 3(a) of this Assignment. Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Seller delivered to it the Account Schedule described in Section 2 of this Assignment.

5.          Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Addition Date:

(a)          This Assignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)          each of the Transferred Receivables satisfies the criteria for an Eligible Receivable as of the Addition Cut-Off Date;

(c)          each Additional Account is, as of the Addition Cut-Off Date, an Eligible Account;

(d)          no selection procedures believed by Seller to be materially adverse to the interests of Buyer or any of its creditors were utilized in selecting the Additional Accounts from the available Eligible Accounts;

(e)          as of the Addition Date, Seller is solvent;

(f)          the Account Schedule delivered pursuant to this Assignment is an accurate and complete listing in all material respects of all the Accounts as of the related Addition Cut-Off Date, and the information contained therein with respect to the identity of such Accounts and the Transferred Receivables existing in such Accounts, is true and correct in all material respects as of the Addition Cut-Off Date;

(g)          the Agreement and this Assignment transfer ownership to Buyer of the Transferred Property, and upon filing of the financing statements described herein and, in the case of Transferred Receivables thereafter created, upon the creation thereof, such ownership will be perfected and prior to all Liens (other than Permitted Encumbrances) in the Transferred Property;

(h)          the Transferred Receivables constitute “accounts”, “chattel paper” or “general intangibles” within the meaning of UCC Section 9-102;

(i)          immediately prior to the conveyance of the Receivables pursuant to this Agreement, Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances); and

Exh. A-3	Amended and Restated Receivables Sale Agreement

(j)          subject to Permitted Encumbrances, other than the transfer and assignment to Buyer pursuant to this Assignment, Seller had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables. Seller has not authorized the filing of and is not aware of any UCC financing statements against Seller that included a description of collateral covering the Transferred Receivables.

6.          Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

7.          Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.          GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)          THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS ASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Exh. A-4	Amended and Restated Receivables Sale Agreement

(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures Follow]

Exh. A-5	Amended and Restated Receivables Sale Agreement

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered on the day and year first above written.

[GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION] [GENERAL ELECTRIC CAPITAL CORPORATION]
[BRUNSWICK ACCEPTANCE COMPANY, LLC] [POLARIS ACCEPTANCE], as Seller

By:
Name:
Title:

Exh. A-6	Amended and Restated Receivables Sale Agreement

CDF FUNDING, INC., as Buyer

By:
Name:
Title:

Exh. A-7	Amended and Restated Receivables Sale Agreement

Schedule 1
to Assignment

ADDITIONAL ACCOUNTS

Exh. A-8	Amended and Restated Receivables Sale Agreement

EXHIBIT B

FORM OF REASSIGNMENT

(As required by Section 2.7 of the Agreement)

REASSIGNMENT No. _______ (“Reassignment”) dated as of _________, by and between [GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION] [GENERAL ELECTRIC CAPITAL CORPORATION] [BRUNSWICK ACCEPTANCE COMPANY, LLC] [POLARIS ACCEPTANCE], as seller (the “Seller”), and CDF FUNDING, INC., as buyer (the “Buyer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS Seller and Buyer are parties to the Receivables Sale Agreement, dated as of August 12, 2004 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS [pursuant to the Agreement, the parties hereto desire to remove certain Accounts from the Account Schedule and the parties hereto desire that Buyer reconvey to Seller the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created]1 [pursuant to the Agreement, the parties hereto desire that Buyer reconvey to Seller the Transferred Receivables designated for purchase by a Manufacturer pursuant to the terms of the related Floorplan Agreement in accordance with Section 2.7(c) of the Agreement]2;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.          Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Cut-Off Date” means, means, with respect to the [Removed Accounts]1 [Transferred Receivables] 2 designated hereby, ___________, ____.

“Removal Date” means, with respect to the [Removed Accounts]1 [Transferred Receivables] 2 designated hereby, ___________, ____.

[“Removed Accounts” means the Accounts listed on Schedule 1 to this Reassignment.] 1

2.          [Designation of Removed Accounts. Schedule 1 to this Reassignment lists the Removed Accounts covered by this Reassignment.]1 [Designation of Transferred Receivables. Schedule 1 to this Reassignment lists the Transferred Receivables covered by this Reassignment.] 2

1 This option should be used with respect to Accounts designated for removal in accordance with Section 2.7(a) or (e) of the Agreement.

2 This option should be used with respect to Transferred Receivables designated for reconveyance in accordance with Section 2.7(c) of the Agreement.

Exhibit B-1	Amended and Restated Receivables Sale Agreement

3.          Conveyance of Transferred Receivables. [(a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, effective as of the Removal Cut-Off Date, all right, title and interest of Buyer in, to and under (i) the Transferred Receivables existing at the close of business on the Removal Cut-Off Date, and thereafter created from time to time, in the Removed Accounts designated hereby, (ii) the Collateral Security, Collections and Recoveries with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and (iii) all Insurance Proceeds related thereto and all proceeds of the foregoing.

(b)          In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables existing at the close of business on the Removal Cut-Off Date, and thereafter created from time to time, in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in such Transferred Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.] 1

[(a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, effective as of the Removal Cut-Off Date, all right, title and interest of Buyer in, to and under the Transferred Receivables designated for purchase by a Manufacturer pursuant to the terms of the related Floorplan Agreement in accordance with Section 2.7(c) of the Agreement, and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security, Collections and Recoveries with respect thereto.

(b)          In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables reassigned hereby evidencing the release by Buyer of its interest in such Transferred Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.] 2

4.          Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Removal Date:

(a)          Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)          [List of Removed Accounts. Schedule 1 attached hereto is an accurate and complete listing in all material respects of the Removed Accounts being removed pursuant to this Reassignment.]1 [List of Transferred Receivables. Schedule 1 attached hereto is an accurate and complete listing in all material respects of the Transferred Receivables being reconveyed pursuant to this Reassignment.] 2

Exhibit B-2	Amended and Restated Receivables Sale Agreement

5.          Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6.          Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.          GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)          THIS REASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS REASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS REASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Exhibit B-3	Amended and Restated Receivables Sale Agreement

(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS REASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures Follow]

Exhibit B-4	Amended and Restated Receivables Sale Agreement

IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered on the day and year first above written.

[GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION] [GENERAL ELECTRIC CAPITAL CORPORATION] [BRUNSWICK ACCEPTANCE COMPANY, LLC] [POLARIS ACCEPTANCE], as Seller

By:
Name:
Title:

Exhibit B-5	Amended and Restated Receivables Sale Agreement

CDF FUNDING, INC., as Buyer

By:
Name:
Title:

Exhibit B-6	Amended and Restated Receivables Sale Agreement

Schedule 1
to Reassignment

[REMOVED ACCOUNTS]1

[TRANSFERRED RECEIVABLES] 2

Exhibit B-7	Amended and Restated Receivables Sale Agreement

EXHIBIT C

FORM OF OPINION OF COUNSEL WITH RESPECT
TO ADDITION OF ADDITIONAL ACCOUNTS

(Provisions to be included in
Opinion of Counsel to be
delivered pursuant to
Section 2.6(c)(ii))

The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

1.          The provisions of the Receivables Sale Agreement are effective under the UCC to create in favor of Buyer a security interest in Seller’s rights in the Transferred Receivables in such Additional Accounts and the identifiable proceeds thereof (the “Specified Assets”).

2.          The security interest in the Specified Assets created by the Receivables Sale Agreement will be perfected by the filing of the Financing Statement as described and defined in such opinion.

Exhibit C-1	Amended and Restated Receivables Sale Agreement